Exhibit 8.1

August 16, 2005

Kite Realty Group Trust
30 S. Meridian Street, Suite 1100
Indianapolis, IN 46204

Ladies and Gentlemen:

We have acted as tax counsel to Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), in connection with (i) the possible issuance of 8,281,882 common shares of beneficial interest of the Company (the “Redemption Shares”) if and to the extent that certain holders of units of limited partnership interest (“Units”) in Kite Realty Group, L.P., a Delaware limited partnership of which the Company is the sole general partner, tender such Units for redemption, (ii) the offer and sale from time to time of up to 833,267 common shares of beneficial interest of the Company that were issued as part of the Company’s formation transactions in August 2004, which transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, and (iii) the offer and sale from time to time of any Redemption Shares that may be issued to persons who may be affiliates of the Company (the “Offering”) as more fully described in the Company’s registration statement on Form S-3, as filed with the Securities and Exchange Commission on August 16, 2005 (the “Registration Statement”), which includes the prospectus of the Company (the “Prospectus”). In connection with the Offering, you have asked us to provide you with the opinions set forth below.

Basis for Opinions

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following:

(1)   the Prospectus;

(2)   the Company’s current report on Form 8-K dated as of August 16, 2005;

(3)   the Declaration of Trust of the Company dated March 29, 2004 as amended through the date hereof (the “Declaration of Trust”);

(4)   the agreement of limited partnership of Kite Realty Group Limited Partnership dated March 29, 2004, as amended through the date hereof (the “Operating Partnership”);

(5)   selected leases at various of the properties in which the Company has an interest; and

(6)   such other documents as we deemed necessary or appropriate.

We have relied, and the opinions set forth in this letter also are premised, on certain written factual representations of the Company and the Operating Partnership contained in a letter to us dated August 15, 2005 (the “Management Representation Letter”).

We have made such legal and factual inquiries, including an examination of the documents set forth above, including the Prospectus and the Management Representation Letter, as we have deemed necessary or appropriate for purposes of rendering our opinions. For purposes of rendering our opinions, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including, without limitation, the Prospectus and Management Representation Letter. We consequently have relied upon the representation in the Management Representation Letter that the factual information presented in such documents or otherwise furnished to us is accurate and complete and have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinions are limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company or the Operating Partnership.

In connection with our opinions, we have assumed, with your consent:

(1)   that all of the factual representations and statements set forth in the documents (including, without limitation, the Management Representation Letter) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including, obligations imposed under the Declaration of Trust, have been and will be performed or satisfied in accordance with their terms;

(2)   the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

(3)   that the Operating Partnership and each of the subsidiaries of the Company has been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the Prospectus and the Management Representation Letter; and

(4)   that the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Maryland, each corporation in which the Company holds an interest, whether directly or indirectly, is a validly organized and duly incorporated corporation under the laws of the state or country in which it is purported to be organized, and each partnership and limited liability company in which the Company holds an interest, whether directly or indirectly, is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized.

Opinions

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

(1)   the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code for its taxable year ended December 31, 2004, and the Company’s current and proposed method of operation and organization (as described in the Management Representation Letter and in the Prospectus, including the documents incorporated by reference into and made part of the Prospectus) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

(2)   the portions of the discussion in the Company’s current report on Form 8-K that was filed with the Securities and Exchange  Commission on August 16, 2005 under the caption “Material United States Federal Income Tax Considerations” (which is incorporated by reference into and made a part of the Prospectus) that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter. The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, the sources of its income, the nature of its assets, the level of the Company’s distributions to its stockholders and the diversity of the Company’s stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion letter has been prepared for your use in connection with the Offering and speaks as of the date hereof. This opinion letter may not be relied on for any other purpose without the prior written consent of this firm.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to Hogan & Hartson, L.L.P. under the caption “Legal Matters” in the Prospectus. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ HOGAN & HARTSON L.L.P.
HOGAN & HARTSON L.L.P.